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                                                                      EXHIBIT 21

                          SUBSIDIARIES OF REGISTRANT
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
                  Subsidiary Name             State of Incorporation
                  ---------------             ----------------------
Southern Pacific Bank                               California
Imperial Warehouse Finance, Inc.                    California
Imperial Business Credit, Inc.                      California
Imperial Credit Advisors, Inc.                      California
Imperial Credit Worldwide, Ltd.                     California
Imperial Capital Group, LLC                          Delaware
Imperial Credit Asset Management, Inc.              California
ICII Ventures, Inc.                                 California
Skypark Capital Management, Inc.                     Delaware
Imperial Credit Asset Resolution, Inc.              California
ICII Acquisition Corp.                               Maryland
Corona Film Finance Fund, LLC                        Delaware
Imperial Credit Lender Services, Inc.               California
Imperial Credit Commercial Asset                    California
  Management Corporation
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